Presentation to:

CB Financial Corporation

Holding Company for:

Cornerstone Bank

Community Bank



June 7, 2007

William J Wagner
Managing Director

Charles L Stubbs
Vice President

4000 WestChase Boulevard, Suite 110
Raleigh, NC 27607
Office: (919) 424-0100
Fax: (919) 424-0110
www.howebarnes.com

HOWE BARNES HOEFER & ARNETT

Table of Contents

HOWE BARNES HOEFER & ARNETT

Key Contacts

Corporate Finance - Chicago

Daniel E. Coughlin
President & CEO
Office: 312-655-2957
dcoughlin@howebarnes.com

Brian V. Ytterberg
Senior Vice President & Managing Director
Office: 312-655-2979
bytterberg@howebarnes.com

Corporate Finance - Raleigh

John F. Schramm
First Vice President & Managing Director
Office: 800-448-7239
Mobile: 919-349-8541
jschramm@howebarnes.com

William J. Wagner
First Vice President & Managing Director
Office: 800-638-4250
Mobile: 919-812-8033
bwagner@howebarnes.com

Charles L. Stubbs
Vice President
Office: 919-424-0103
Mobile: 919-740-4671
cstubbs@howebarnes.com

Matthew H. Paramore
Assistant Vice President
Office: 919-424-0104
Mobile: 252-670-4532
mparamore@howebarnes.com

Sales & Trading – Chicago & Charlotte

Gregory Gersack
Senior Vice President
Office: 312-655-2982
ggersack@howebarnes.com

Nick Bach
Vice President
Office: 704-543-5762
nbach@howebarnes.com

HOWE BARNES HOEFER & ARNETT

1. Going Private Overview

Introduction

- In many cases, a bank may be deriving little benefit from being a registered company
  - Despite being listed on a national exchange, the bank's stock suffers from a low valuation and / or a limited trading volume
  - In some cases, the bank's stock may not even be listed on an exchange, but is subject to registration with the SEC
- Going private allows the bank to de-register with the SEC
  - The goal of going private is to reduce the number of **registered** shareholders below 300 and eliminate all future SEC filings
- Once de-registered, the bank cannot be listed on the NASDAQ National and Small Cap Markets
  - Shares can trade on the OTC Bulletin Board or the Pink Sheets
- The bank can remain private as long as **registered** shareholders do not exceed 300 (500 in certain circumstances)

The Process

- **Step 1: Explore Going Private**
  - Consider the impact of going private on the bank's strategic direction
  - Consider the relevant reasons for going private versus not going private
- **Step 2: Evaluate Shareholder Base**
  - Perform an analysis on the number of shareholders and their holdings
- **Step 3: Determine a Strategy**
  - Review the various going private methods
  - Devise a plan to reduce the number of shareholders to less than 300
  - Estimate cost savings and impact on earnings
  - Determine the fair value of the stock (if needed)
  - Determine the amount of funding required (if needed)
- **Step 4: Implement Plan**

HOWE BARNES HOEFER & ARNETT

Going Private Strategic Considerations

What is the Company's strategic plan?

- Future capital needs
- Acquisition strategy
- Increase visibility of the company / image

General Considerations to Going Private

- **Reaction of local community**
  - How will the community react to the transaction?
  - Are many small shareholders customers?
  - Would a voluntary method of going private be better received?

- **Reaction of institutional investors**
  - Will / can they continue to hold shares?

- **Reaction from other banks**
  - Will going private encourage acquisition offers from other banks?

- **How many shareholders must be eliminated?**
  - How many shares do they own?

General Considerations to Going Private

- **Financial impact on the Company**
  - Cost of purchasing shares plus transaction costs
  - Pro-forma capital ratios
  - Impact on future growth
  - Financing alternatives

- **Impact on the trading market**
  - Volume
  - Listing

- **Ability to obtain favorable shareholder vote**
  - Insider ownership
  - Past history of difficulty
  - Shareholder sentiment

Reasons for Going Private

- Decreases legal and accounting expenses as well as certain shareholder-related costs
- Eliminates management time and resources devoted to SEC compliance and reporting
- Eliminates requirement to comply with Sarbanes-Oxley
  - Section 404 creating significant expense and burden on small banks
- Eliminates audit committee and auditor independence requirements of Sarbanes-Oxley
- Eliminates personal liability of CEO and CFO due to certification of 10-Qs and 10-Ks
- Increases privacy
- Allows management to take longer term perspective
- Reduces vulnerability to lawsuits
- Improves shareholder composition
- If considering S-Corp status
- Discourages stock ownership by professional investors
- Increases ability to stay independent
- Easier to buy back shares

Reasons for Not Going Private

- Reduces visibility of Company
- Possible negative reactions by shareholders and customers
- May reduce liquidity of stock
- Requires significant amount of time and expense
- If bank expects to sell additional shares
- If bank expects to make stock acquisitions
- May require shareholder and / or regulatory approval
- If registration statement filed within twelve months
- Makes stock-based compensation less attractive to employees
- May invite a hostile or competing offer from another bank
- May be forced to re-register due to forces beyond bank's control
- Rule 144 safe harbor for insider transactions is not available
- ESOP's and employer securities held in 401k plans create additional issues

Evaluate Shareholder Base

- **Understand the composition of the bank's shareholders**
  - Identify which small shareholders are also customers
- **Evaluate change in ownership of bank**
  - May increase certain shareholders' ownership above 10%
  - Is voting control of the bank affected?
- **Determine the exact number of shareholders**
  - Registered versus street name
  - NOBO vs. OBO

Examples of Potential Transaction Costs and Cost Savings [1]

Potential Transaction Costs

Company	Transaction Type	Legal	Financial Advisory	Accounting	Printing/ Mailing	Filing	Other	Total
First Community Corp	Reclassification (2 Class)	$86,000	$35,000	$34,000	$4,000	-	$16,000	$175,000
South Street Financial	Reclassification with Put	$70,000	$35,000	$1,000	$7,000	$6,200	$3,500	$122,700
Sound Banking Company	Reclassification (1 Class)	$70,000	$17,500	$3,000	$3,500	-	-	$94,000
KS Bancorp	Reverse Stock Split	$45,000	$37,500	$10,000	$7,700	$5,300	$5,000	$110,500

Potential Cost Savings [2]

Company	Transaction Type	Additional Employee Hours	Consultant Internal/ External Controls	Audit	Legal	Mailing/ Printing	Other [3]	Total
First Community Corp	Reclassification (2 Class)	$175,780	$89,220	$90,000	$59,500	$15,000	$12,000	$441,500
South Street Financial	Reclassification with Put	$129,000	$65,000	$3,000	$35,000	$5,000	$48,000	$285,000
Sound Banking Company	Reclassification (1 Class)	$30,000	$70,000	$47,500	$22,000	$3,000	$7,500	$180,000
KS Bancorp	Reverse Stock Split	$100,000	$64,000	$25,000	$9,000	$3,500	$51,000	$252,500

(1) Based on estimates provided in Company filings
(2) Includes one-time cost savings as well as on-going cost savings
(3) Includes quarterly reports, filing costs, listing fees, data processing and software

HOWE BARNES HOEFER & ARNETT

2. Going Private Methods

Alternative Methods for Going Private

Voluntary:

- Open market share repurchases
- Tender offers

Involuntary:

- Reverse stock split
- Cash-out merger
- Share reclassification (create new class or classes of preferred stock)
- Mix – combination of the above methods

Other:

- Management buyout/leveraged buyout
- ESOP

- Form 13E(3) must be filed with the SEC if any of the above options are used to de-register
  - Sets forth the Board's reasons for going private and the impact on the company and its shareholders

Voluntary Methods

Open Market Share Repurchase Program

- Board authorizes repurchase plan
  - Typically less than 10% of outstanding shares
- Company makes press release
- Company follows rules set forth by SEC Rule 10b-18
- No guarantee that enough shareholders will sell shares to go private
- No guarantee that a shareholder will sell all of their shares
- New block purchase rules have made it more difficult to buy large blocks of stock in a short period of time
- Difficult to predict how long it will take

Tender Offers

- Bank offers to buy back a set number of shares for a certain amount of time
  - Basically, a tender offer is just a large share repurchase at a premium with a deadline
  - Open to all shareholders
  - Shareholder participation is voluntary
- There are several types of tender offers
  - Odd-lot
  - Fixed price
  - Dutch auction
- A tender offer document must be mailed to shareholders setting forth the offer and its financial impact on the bank
- **No guarantee that shareholders will tender shares or tender all shares owned**
- Oversubscription may result in very few shareholders being eliminated
- Many small shareholders may not make the effort to tender shares
- Sales by large shareholders can create problems

Involuntary Methods

Reverse Stock Split

- Opposite of a traditional stock split: the number of outstanding shares is decreased as opposed to increased
- Used to go private by establishing a split-ratio to guarantee reducing remaining shareholders below 300
  - Shareholders with fewer than one share receive cash and are eliminated
  - Shareholders with more than one share remain shareholders but receive cash for any fractional share created as a result of the transaction
- Transaction must be approved by shareholders
- Can choose to include or exclude beneficial shareholders
- Offer price for shares is determined by Board and must be considered "fair"
- Typically, Board receives a fairness opinion
  - The financial advisor studies the trading market for the bank's equity securities, apprises the Board of the current market conditions and evaluates the financial impact of the transaction on the bank
  - Hiring a financial advisor helps the Board fulfill its fiduciary obligations

Cash-out Merger

- Procedurally very similar to a reverse stock split, except that not all fractional shares are cashed out
  - Only those shareholders with fewer shares than the exchange ratio are cashed out
  - Shareholders owning more shares than the exchange ratio are unaffected
- Involves the formation of a "dummy" corporation
- Not available in all states

Reverse Stock Split vs. Cash-out Merger

Example

- 1 for 100 Exchange Ratio
- Shareholder A owns 50 shares
- Shareholder B owns 125 shares
- $10.00 per share price (pre-split)

Reverse stock split

- Shareholder A receives $500 cash and retains no shares
- Shareholder B receives 1 share and is paid $250 cash for 25 shares
- Typically followed by forward split to put shareholders back in similar position; a subsequent 100:1 forward split would give Shareholder B 100 shares

Cash-out merger

- Shareholder A receives $500 cash (for 0.5 post-split shares) and retains no shares
- Shareholder B unaffected, retains all 125 shares

HOWE BARNES HOEFER & ARNETT

Reverse Stock Split Example

KS Bancorp, Inc.

Transaction (Announced 12/22/04)

- 1:200 reverse stock split followed by a 250:1 forward stock split
- Fractional shares were cashed-out at $24.00 per share (approximately a 20% premium)
- All fractional shares were cashed-out (registered and beneficial), about 5% of its total outstanding shares
- Financed by $5MM of trust preferred

Historical Performance

	2003	2004	2005	2006
Assets ($000)	$201,516	$236,868	$261,437	$286,764
Asset Growth		*18%*	*10%*	*10%*
Loans ($000)	$151,877	$179,021	$194,260	$216,822
Loan Growth		*18%*	*9%*	*12%*
Tang. Equity ($000)	$18,576	$18,920	$15,613	$17,311
TE/Assets	9.2%	8.0%	6.0%	6.0%
Net Income	$1,401	$1,290	$1,688	$2,189
ROAA	0.72%	0.59%	0.67%	0.78%
ROAE	7.7%	7.1%	10.3%	13.5%
Price at Period End	$16.00	$18.48	$18.15	$26.05
Price-Tang. Book	129%	146%	152%	202%
Price-Earnings	23.5x	15.4x	13.4x	16.4x

KS BANK



Company Overview

- Headquartered in Smithfield, NC
- Bank founded in 1924
- President – Harold T. Keen
- OTC.BB listing (ticker: KSBI)
- Pre-transaction: 375 shareholders
    - Pro forma of approximately 247 common shareholders

Cash-out Merger Example

United Tennessee Bankshares, Inc

Transaction (Announced 4/14/05)

- Shareholders owning less than 2,500 shares received $22.00 cash in exchange for their common shares
- Shareholders owning 2,500 or more shares were unaffected



Historical Performance

	2003	2004	2005	2006
Assets ($000)	$116,982	$122,659	$124,051	$125,844
Asset Growth		*5%*	*1%*	*1%*
Loans ($000)	$77,953	$78,830	$84,764	$94,106
Loan Growth		*1%*	*8%*	*11%*
Tang. Equity ($000)	$16,100	$17,706	$17,864	$13,260
TE/Assets	13.8%	14.4%	14.4%	10.5%
Net Income	$1,670	$1,641	$1,574	$851
ROAA	1.47%	1.35%	1.31%	0.70%
ROAE	10.4%	9.3%	8.5%	6.6%
Price at Period End	$16.18	$20.50	$21.00	$21.95
Price-Tang. Book	124%	139%	134%	158%
Price-Earnings	NA	10.1x	21.0x	22.2x

Company Overview

- Headquartered in Newport, TN
- Bank founded in 1934
- Converted to stock in 1998
- President – Richard Harwood
- OTC.BB listing (ticker: UNTN)
- Pre-transaction: 545 shareholders
    - Pro forma of approximately 96 shareholders

HOWE BARNES HOEFER & ARNETT

Shareholder Reclassification

- Registration of securities is based on the number of holders per security
- Objective is to **split shareholders into two or more groups** by exchanging the shares held by some existing common shareholders for a new security (typically preferred stock) so that the number of shareholders of record of common stock falls below 300
- **Newly created security cannot have more than 500 holders**
- Advantages:
  - May be perceived as a more **"friendly"** way of going private
  - Relatively **inexpensive** as no capital is used to buyout shareholders
  - Preferred stock can count towards Tier 1 capital if structured properly
  - Provides **flexibility** in structuring transaction
- Disadvantages:
  - The new security may be fairly illiquid
  - The benefits of repurchasing shares are not realized
  - Since no shareholders are eliminated, the **potential for re-registration is higher**
- **Best alternative for young companies, companies low on capital, and companies with limited capital alternatives**

HOWE BARNES HOEFER & ARNETT

Shareholder Reclassification Mechanics

- When creating new classes of stock Companies must differentiate each class
- Companies will typically address the following issues when differentiating the new classes of stock:
  - Dividends - Receive preference over common
  - Voting rights - Only vote upon change in control, or other limited circumstances
  - Conversion rights - Converts into common upon change in control
  - Liquidation rights - Preference in distribution of assets
  - Preemptive rights - No rights to purchase additional shares issued
  - Redemption rights - Typically none, but call and put options are possible

HOWE BARNES HOEFER & ARNETT

Reclassification Example – Create 1 Class of Preferred Stock

Sound Banking Company

Transaction (Announced 7/27/05)

- Shareholders owning less than 250 shares received noncumulative perpetual preferred shares in exchange for their common shares
- Preferred holders can vote only on a change of control
- Preferred holders have the right to receive the same consideration as common holders in a change of control

Historical Performance

	2003	2004	2005	2006
Assets ($000)	$46,626	$67,098	$85,700	$101,500
Asset Growth		44%	28%	18%
Loans ($000)	$34,216	$48,355	$67,566	$80,985
Loan Growth		41%	40%	20%
Tang. Equity ($000)	$6,172	$6,488	$7,033	$8,184
TE/Assets	13.2%	9.7%	8.2%	8.1%
Net Income	$68	$380	$908	$917
ROAA	0.18%	0.69%	1.16%	0.95%
ROAE	1.1%	6.0%	13.3%	11.8%
Price at Period End	NA	NA	NA	$19.00
Price-Tang. Book	NA	NA	NA	161%
Price-Earnings	NA	NA	NA	13.9x

SoundBank



Company Overview

- Headquartered in Morehead City, NC
- Bank founded in 2001
- President – Phil Collins
- OTC.BB listing (ticker: SNBN) Common
- OTC.BB listing (ticker: SNBNP) Preferred
- Pre-transaction: 569 common shareholders
  - Pro forma of approximately 223 common shareholders and 346 preferred shareholders

HOWE BARNES HOEFER & ARNETT

Reclassification Example: Create 2 Classes of Preferred Stock

First Community Corporation

Transaction (Announced 7/21/06)

- Shareholders owning less than 300 shares received Series B noncumulative perpetual preferred shares in exchange for their common shares
- Shareholders owning 300 to 1,499 shares received Series A noncumulative perpetual preferred shares in exchange for their common shares

Historical Performance

	2003	2004	2005	2006
Assets ($000)	$188,754	$202,338	$219,398	$232,277
Asset Growth		*7%*	*8%*	*6%*
Loans ($000)	$153,312	$167,950	$183,217	$192,128
Loan Growth		*10%*	*9%*	*5%*
Tang. Equity ($000)	$10,644	$12,318	$13,897	$21,703
TE/Assets	5.6%	6.1%	6.3%	9.3%
Net Income	$1,941	$2,007	$2,255	$2,835
ROAA	1.09%	1.02%	1.05%	1.26%
ROAE	19.4%	17.3%	17.1%	13.5%

first Community Bank


Nashville
Knoxville
Memphis
Chattanooga

Company Overview

- Headquartered in Rogersville, TN
- Bank founded in 1993
- President – Mark A. Gamble
- OTC.BB listed (ticker: FCCT)
- Pre-transaction: 849 shareholders
  - Pro forma of approximately 230 common shareholders, 386 Class A Preferred and 233 Class B preferred

HOWE BARNES HOEFER & ARNETT

Combination of Methods / Unique Features

- In some situations, it may be necessary (or preferable) to go private using a combination of methods
- For example, a cash-out merger or reverse stock split can be combined with a preferred stock reclassification
- In preferred stock reclassifications, shareholders can be given the ability to choose between cash or the preferred stock
- Put options and call options have been used in preferred stock reclassifications

Reclassification Example: Combination (Reclassification and Cash-out)

Regional Bankshares, Inc.

Transaction (Announced 4/9/07)

- Shareholders owning 126 or fewer common shares will receive $14.50 in cash for each share held
- Shareholders owning more than 126 common shares but fewer than 631 common shares will receive one share of a newly created class of Series A Preferred Stock for each share of common stock that he or she owns

Historical Performance

	2003	2004	2005	2006
Assets ($000)	$57,407	$70,260	$71,105	$81,364
Asset Growth		*22%*	*1%*	*14%*
Loans ($000)	$48,263	$55,052	$58,586	$64,058
Loan Growth		*14%*	*6%*	*9%*
Tang. Equity ($000)	$4,728	$5,093	$5,588	$6,250
TE/Assets	8.2%	7.2%	7.9%	7.7%
Net Income	$135	$321	$482	$486
ROAA	0.27%	0.52%	0.67%	0.63%
ROAE	2.9%	6.3%	9.2%	8.2%

HERITAGE Community Bank



Company Overview

- Headquartered in Hartsville, SC
- Bank founded in 1999
- President – Curtis A. Tyner, Sr.
- Pre-transaction 874 shareholders
  - Pro forma of approximately 150 common shareholders and 311 Preferred shareholders

Reclassification Example: Create 1 Class of Preferred Stock with Put Option

South Street Financial Corp.

Transaction (Announced 12/11/06)

- Shareholders owning less than 750 common shares received Series A noncumulative perpetual preferred shares in exchange for their common shares
- Shareholders receiving Series A Preferred Stock could put the stock back to the company at $10.00 per share within 30 days following the conversion
- Shareholders in brokerage accounts were unaffected

Historical Performance

	2003	2004	2005	2006
Assets ($000)	$220,154	$215,551	$243,233	$276,986
Asset Growth		*-2%*	*13%*	*14%*
Loans ($000)	$143,914	$153,006	$183,886	$210,735
Loan Growth		*6%*	*20%*	*15%*
Tang. Equity ($000)	$25,647	$25,731	$25,970	$25,388
TE/Assets	11.6%	11.9%	10.7%	9.2%
Net Income	$1,244	$1,089	$1,580	$1,277
ROAA	0.56%	0.51%	0.69%	0.49%
ROAE	4.9%	4.2%	6.1%	4.9%
Price at Period End	$10.44	$10.10	$9.50	$9.32
Price-Tang. Book	128%	119%	112%	106%
Price-Earnings	19.3x	34.8x	17.9x	19.0x

HSB HomeSavingsBank



Durham
Raleigh
Charlotte

Company Overview

- Headquartered in Albemarle, NC
- Bank founded in 1911
- Converted to Stock in 1996
- President – Ron Swanner
- NASDAQ listed (ticker: SSFC)
- Pre-transaction: 597 shareholders
    - Pro forma of approximately 218 common shareholders and 379 preferred shareholders

HOWE BARNES HOEFER & ARNETT

Ongoing Shareholder Maintenance

- Once private, ongoing shareholder maintenance will be necessary to keep the shareholder count from growing

Alternatives Include:

- Ongoing open market share repurchases
- Reverse stock splits
- Cash-out mergers
- Tender offers

HOWE BARNES HOEFER & ARNETT

3. Going Private Strategy for Cornerstone

Overview of Cornerstone Shareholder List

Shares Held	Stratification of Ownership: Share-holders	Stratification of Ownership: At or Above	Stratification of Ownership: Shares	Cumulative: At or Above
Street Name				
NOBO			196,918	
OBO			47,564	
Total Street Name	22		244,482	
Registered				
10,001 +	5	27	80,854	325,336
10,000 - 5,001	13	40	79,559	404,895
5,000 - 3,001	21	61	76,422	481,317
3,000 - 2,001	31	92	74,308	555,625
2,000 - 1,501	17	109	30,344	585,969
1,500 - 1,336	11	120	15,671	601,640
1,335 - 1,335	54	174	72,090	673,730
1,334 - 1,201	39	213	48,199	721,929
1,200 - 1,101	5	218	5,672	727,601
1,100 - 1,001	9	227	9,335	736,936
1,000 - 801	21	248	18,938	755,874
800 - 667	23	271	17,411	773,285
666 - 666	135	406	89,910	863,195
665 - 551	58	464	35,124	898,319
550 - 501	27	491	14,153	912,472
500 - 401	16	507	7,435	919,907
400 - 351	54	561	20,742	940,649
350 - 267	39	600	12,347	952,996
266 - 266	72	672	19,152	972,148
265 - 255	5	677	1,320	973,468
254 - 254	26	703	6,604	980,072
253 - 243	7	710	1,756	981,828
242 - 242	53	763	12,826	994,654
241 - 201	20	783	4,461	999,115
200 - 133	57	840	10,025	1,009,140
132 - 132	278	1,118	36,696	1,045,836
131 - 121	11	1,129	1,374	1,047,210
120 - 120	144	1,273	17,280	1,064,490
119 - 100	26	1,299	2,792	1,067,282
99 - 0	82	1,381	2,887	1,070,169
Total Registered	1,359		825,687	
Grand Total	**1,381**		**1,070,169**	

271 Shareholders

1,110 Shareholders

Comments

- Cornerstone has 1,381 shareholders including 22 brokerage accounts
  - Cornerstone has large blocks of shareholders owning 666, 132 and 120 shares
- Cornerstone must reduce the number of common shareholders below 300
  - The cut-off must be above shareholders owning 666 shares
  - 271 shareholders own 667 shares or more
  - Cornerstone has 1,110 shareholders owning less than 667 shares

HOWE BARNES HOEFER & ARNETT

Alternatives

1. **1:667 reverse stock split – too costly**
   - 408,158 shares eliminated at a cost of approximately $8 million

2. **Create 1 class of preferred for shareholders owning less than 667 shares**
   - New security would have more than 500 shareholders

3. **Create 2 classes of preferred stock**
   - Cannot do this without creating more than 500 shareholders in each class

4. **Combination of above methods is required**
   - Perform reverse stock split
   - Create 2 classes of preferred stock

Analysis - Why 2 Classes of Preferred Stock Does Not Work Without Reverse Stock Split

Common
271 Shareholders
773,285 shares

Class A Preferred
432 Shareholders
206,787 shares

Class B Preferred
678 Shareholders
90,097 shares

	Stratification of Ownership			Cumulative
Shares Held	Share-holders	At or Above	Shares	At or Above
Street Name				
NOBO			196,918	
OBO			47,564	
Total Street Name	22		244,482	
Registered				
10,001 +	5	→ 27	80,854	→ 325,336
10,000 - 5,001	13	40	79,559	404,895
5,000 - 3,001	21	61	76,422	481,317
3,000 - 2,001	31	92	74,308	555,625
2,000 - 1,501	17	109	30,344	585,969
1,500 - 1,336	11	120	15,671	601,640
1,335 - 1,335	54	174	72,090	673,730
1,334 - 1,201	39	213	48,199	721,929
1,200 - 1,101	5	218	5,672	727,601
1,100 - 1,001	9	227	9,335	736,936
1,000 - 801	21	248	18,938	755,874
800 - 667	23	271	17,411	773,285
666 - 666	135	406	89,910	863,195
665 - 551	58	464	35,124	898,319
550 - 501	27	491	14,153	912,472
500 - 401	16	507	7,435	919,907
400 - 351	54	561	20,742	940,649
350 - 267	39	600	12,347	952,996
266 - 266	72	672	19,152	972,148
265 - 255	5	677	1,320	973,468
254 - 254	26	703	6,604	980,072
253 - 243	7	710	1,756	981,828
242 - 242	53	763	12,826	994,654
241 - 201	20	783	4,461	999,115
200 - 133	57	840	10,025	1,009,140
132 - 132	278	1,118	36,696	1,045,836
131 - 121	11	1,129	1,374	1,047,210
120 - 120	144	1,273	17,280	1,064,490
119 - 100	26	1,299	2,792	1,067,282
99 - 0	82	1,381	2,887	1,070,169
Total Registered	1,359		825,687	
Grand Total	1,381		1,070,169	

HOWE BARNES HOEFER & ARNETT

Combination – Conduct 1:121 Reverse Stock Split then Create 2 Classes of Preferred

Group	Shares Held	Stratification of Ownership: Share-holders	At or Above	Shares	Cumulative: At or Above
	Street Name				
	Total Street Name	22		244,482	
	Registered				
Common 271 Shareholders 773,285 shares	10,001 +	5	27	80,854	325,336
	10,000 - 5,001	13	40	79,559	404,895
	5,000 - 3,001	21	61	76,422	481,317
	3,000 - 2,001	31	92	74,308	555,625
	2,000 - 1,501	17	109	30,344	585,969
	1,500 - 1,336	11	120	15,671	601,640
	1,335 - 1,335	54	174	72,090	673,730
	1,334 - 1,201	39	213	48,199	721,929
	1,200 - 1,101	5	218	5,672	727,601
	1,100 - 1,001	9	227	9,335	736,936
	1,000 - 801	21	248	18,938	755,874
	800 - 667	23	271	17,411	773,285
Class A Preferred 432 Shareholders 206,787 shares	666 - 666	135	406	89,910	863,195
	665 - 551	58	464	35,124	898,319
	550 - 501	27	491	14,153	912,472
	500 - 401	16	507	7,435	919,907
	400 - 351	54	561	20,742	940,649
	350 - 267	39	600	12,347	952,996
	266 - 266	72	672	19,152	972,148
	265 - 255	5	677	1,320	973,468
	254 - 254	26	703	6,604	980,072
Class B Preferred 426 Shareholders 67,138 shares	253 - 243	7	710	1,756	981,828
	242 - 242	53	763	12,826	994,654
	241 - 201	20	783	4,461	999,115
	200 - 133	57	840	10,025	1,009,140
	132 - 132	278	1,118	36,696	1,045,836
	131 - 121	11	1,129	1,374	1,047,210
Eliminate 252 Shareholders 22,959 shares	120 - 120	144	1,273	17,280	1,064,490
	119 - 100	26	1,299	2,792	1,067,282
	99 - 0	82	1,381	2,887	1,070,169
	Total Registered	1,359		825,687	
	Grand Total	1,381		1,070,169	

Strategy

1. Conduct 1:121 reverse stock split
2. Create 2 new classes of preferred stock
   - Shareholders may avoid getting preferred stock by placing shares in a brokerage account

HOWE BARNES HOEFER & ARNETT

Combination – Conduct 1:121 Reverse Stock Split then Create 2 Classes of Preferred

	Total	1:121 Reverse Stock Split	
Registered Shareholders			
Cashed Out		252	
Common Remaining		271	
Class A Preferred Remaining		432	
Class B Preferred Remaining		426	
Shares Cashed-out			
Registered			
Shares Below Threshold		22,959	
Fractional Shares		35,951	
Total Registered	825,687	58,910	
NOBO			
Shares Below Threshold		1,180	
Fractional Shares		5,405	
Total NOBO	196,918	6,585	
OBO			
Total OBO	47,564	1,591	
Total Shares Cashed-out	1,070,169	67,086	6.3%
Estimated Cost to Cash-out Shares ($000's)			
$18.00		**$1,208**	
$19.00		**$1,275**	
$20.00		**$1,342**	
$21.00		**$1,409**	
$22.00		**$1,476**	

HOWE BARNES HOEFER & ARNETT

Trading History – 3 Year



Shares Traded
Trade Price
3,000
2,500
2,000
1,500
1,000
500
-
$22.00
$21.00
$20.00
$19.00
$18.00
$17.00
$16.00
$15.00
$14.00
$13.00
$12.00
$11.00
$10.00
1/6/04
11/30/04
8/22/05
1/5/06
8/2/06
5/18/07

★ Represents 5% stock dividend paid
Source: Company management

HOWE BARNES HOEFER & ARNETT

Cornerstone Trading Peer Group (1)(2)(3)

Company						Trading Market				Pricing Multiples							Financial Ratios				
				Total Assets	Asset Growth LTM	Closing Price	Exch	Average Average Daily Volume	Market Capital	Price To Earnings Ratios LTM		MRQ		Price/ Book	Price/ Tang. Book	Divid. Yield	LTM ROAA	LTM ROAE	Effic. Ratio	Tang. Capital	NPAs/ Assets
Name	City	St	Symbol	($mil)	(%)	$			($mil)	Rep	Core	Rep	Core	%	%	%	%	%	%	%	%
Alliance Bank & Trust Company	Gastonia	NC	ABTN	121	40	10.95	B	NA	29	23.3	23.3	30.4	30.4	124	124	-	0.67	5.7	66	19.5	NA
Bank of the James Financial Group, Inc.	Lynchburg	VA	BOJF	237	17	19.10	B	571	44	23.6	NA	29.5	NA	196	196	-	0.83	10.7	71	9.6	0.66
Carolina National Corporation	Columbia	SC	CNCP	219	20	16.40	O	1,921	42	21.0	21.0	19.5	19.5	136	136	-	1.05	6.9	58	14.2	0.36
Carolina Trust Bank	Lincolnton	NC	CART	116	7	17.50	O	386	27	18.6	18.6	23.0	23.0	176	179	-	1.36	10.3	61	13.2	NA
Little Bank, Inc.	Kinston	NC	LTLB	235	17	21.00	B	110	45	22.3	22.3	22.8	22.8	232	232	0.7	0.98	11.1	57	8.8	0.01
North Atlanta National Bank	Alpharetta	GA	NANB	139	11	18.10	B	231	17	16.2	17.4	22.6	24.3	162	162	-	0.94	12.3	58	7.6	NA
Oak Ridge Financial Services, Inc.	Oak Ridge	NC	BKORD	212	19	11.00	O	547	20	18.6	18.6	30.6	30.6	119	119	-	0.57	6.8	81	7.8	0.31
Parkway Bank	Lenoir	NC	PKWY	104	13	12.00	B	376	17	16.7	16.7	16.7	16.7	122	122	-	1.07	8.0	64	13.2	0.50
Piedmont Community Bank Group Inc.	Gray	GA	PCBN	163	56	15.45	B	415	25	33.6	33.6	NM	NM	154	154	-	0.52	4.2	69	10.0	-
Pinnacle Bankshares Corporation	Altavista	VA	PPBN	267	12	25.00	B	403	37	15.3	15.3	16.5	16.5	147	151	2.4	0.97	9.9	68	9.2	NA
Sound Banking Company (4)	Morehead City	NC	SNBN	110	17	22.00	B	175	16	16.3	16.7	15.8	15.8	185	185	-	0.97	12.1	64	7.9	-
Tennessee Valley Financial Holdings, Inc.	Oak Ridge	TN	TVFH	203	31	14.40	B	NA	22	20.9	20.9	25.7	26.1	131	131	1.0	0.60	6.4	77	8.2	0.52
TSB Financial Corporation	Charlotte	NC	TSBC	194	11	16.55	B	549	18	15.0	14.0	16.6	16.6	118	118	-	0.65	8.8	72	8.0	NA
United Financial Banking Companies, Inc.	Vienna	VA	UFBC	211	3	30.00	B	69	33	22.9	22.9	23.4	23.4	194	194	-	0.76	9.5	75	8.0	1.23
High		14		267	56	30.00		1,921	45	33.6	33.6	30.6	30.6	232	232	2.4	1.36	12.3	81	19.5	1.23
Median		**14**		**198**	**17**	**17.02**		**395**	**26**	**19.8**	**18.6**	**22.8**	**22.9**	**151**	**152**	**-**	**0.89**	**9.1**	**67**	**9.0**	**0.36**
Low		14		104	3	10.95		69	16	15.0	14.0	15.8	15.8	118	118	-	0.50	4.2	57	7.6	-
CB Financial Corporation	**Wilson**	**NC**	**CBFJ**	**178**	**17**	**26.00**	**B**	**-**	**21**	**18.5**	**18.5**	**17.9**	**17.9**	**177**	**177**	**-**	**0.72**	**10.4**	**64**	**6.8**	**0.90**

(1) SNL Financial LC data as of June 5, 2007

(2) Public banks in NC and SC with assets between $100M and $300M started after 1999 and public banks in GA,TN,VA with assets between $100 and $300MM, ROAA .50-1.00%

(3) Does not include banks that are acquisition targets, no pricing data available, traded on the Pink Sheets and trade below book value

(4) Assumes full conversion of the preferred stock

HOWE BARNES HOEFER & ARNETT

Pro Forma Analysis - 1:121 Reverse Stock Split

	As of 3/31/2007	Pro Forma: 1:121 Reverse Stock Split at: $18.00	$19.00	$20.00	$21.00	$22.00
Shares Purchased		67,086	67,086	67,086	67,086	67,086
Total Transaction Cost ($000s) (1)		1,308	1,375	1,442	1,509	1,576
Shares Outstanding	1,070,169	1,003,083	1,003,083	1,003,083	1,003,083	1,003,083
Equity ($000's) (2)	12,085	10,777	10,710	10,643	10,576	10,509
Tang. Equity / Tang. Assets	**6.79%**	**6.10%**	**6.06%**	**6.03%**	**5.99%**	**5.95%**
Change in Net Income ($000's) (3)		10	7	4	1	(2)
LTM Net Income ($000's)	1,187	1,197	1,194	1,191	1,188	1,185
LTM EPS	**$1.08**	**$1.15**	**$1.15**	**$1.15**	**$1.15**	**$1.14**
LTM ROAA	0.72%	0.73%	0.73%	0.73%	0.73%	0.73%
LTM ROAE	10.44%	11.90%	11.95%	12.00%	12.05%	12.11%
Book Value/Share	**$11.29**	**$10.74**	**$10.68**	**$10.61**	**$10.54**	**$10.48**

(1) Assumes shares are purchased for indicated price and the transaction cost is $100,000

(2) Pro forma calculation subtracts Total Transaction Cost

(3) Pro forma calculation assumes cost savings of $100,000 less a 6.5% opportunity cost of funds on the Total Transaction Cost; taxed at 35%

HOWE BARNES HOEFER & ARNETT

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